UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2013, Iron Mountain Incorporated (the “Company”) issued a press release announcing the results of its previously announced tender offer to purchase for cash up to $137.5 million in aggregate principal amount (the “Maximum Repurchase Amount”) of its 8 3/8% Senior Subordinated Notes due 2021 (the “Notes”), as of 5:00 p.m., New York City time, on August 21, 2013 (the “Early Tender Deadline”). As of the Early Tender Deadline, the Company has received tenders from the holders of approximately $306.3 million of the aggregate principal amount of the Notes outstanding.  Since the tendered notes exceed the Maximum Repurchase Amount, the tendered notes will be subject to proration in accordance with the terms of the Offer to Purchase, dated August 8, 2013.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release dated August 22, 2013. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date:  August 22, 2013